UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 4, 2024, ShiftPixy, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders of record as of the close of business on January 8, 2024, voted on two proposals, each of which is noted below and described in more detail in the Company’s definitive proxy statement, filed on Schedule 14A, and related amendment, filed with the Securities and Exchange Commission on January 19, 2024 (the “Proxy Statement”). The holders of 4,948,187 shares of our common stock, or approximately 91.67% of our outstanding shares of common stock, were represented in person or by proxy and entitled to vote at the meeting, such that a quorum was determined to be present. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Our shareholders elected the following directors for one-year terms, expiring at our 2025 Annual Meeting of Shareholders, by the following votes:

Nominees	Shares Voted For	Shares Voted Against	Abstained/Withheld	Broker Non-Votes
Scott W. Absher	4,774,207	0	1,829	172,151
Martin Scott	4,774,344	0	1,692	172,151
Whitney J. White	4,766,521	0	9,515	172,151
Christopher Sebes	4,767,159	0	8,877	172,151
Amanda Murphy	4,774,590	0	1,446	172,151

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024, by the following votes:

Shares Voted For	Shares Voted Against	Abstained/Withheld
4,936,947	4,434	6,806

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: March 7, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

3